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                                                                    EXHIBIT 21.1

              SUBSIDIARIES OF FIRST COMMUNITY CAPITAL CORPORATION


Name of Subsidiary                   Jurisdiction of Incorporation
------------------                   -----------------------------

First Community Bank, N.A.                    United States
First Community Capital Corporation
 of Delaware, Inc.                            Delaware
First Community Capital Trust I               Delaware
First Community Capital Trust II              Delaware
First Community Advisors, Inc.                Texas